                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     This Amendment to Employment Agreement (the "Amendment") is made and entered into on this 16th day of September, 1997, by and between Bank of the Ozarks, Inc., an Arkansas Corporation (the "Corporation"), and George G. Gleason, II, an individual and resident of Arkansas ("Gleason").

                              W I T N E S S E T H:

     WHEREAS, the Corporation and Gleason entered into an Employment Agreement (the "Agreement") dated May 22, 1997;

     WHEREAS, the Corporation and Gleason have negotiated this Amendment of the Agreement to expand the criteria by which Gleason's performance will be evaluated for purposes of determining the amount of bonus, if any, to be paid to him;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Paragraph 3(b) of the Agreement is hereby amended and restated as follows:

          (b) A bonus for each fiscal year of the Corporation, commencing with the fiscal year ended December 31, 1997, in a maximum aggregate amount not to exceed 1% of the Corporation's Net Income (on a consolidated basis) for the fiscal year. The actual amount of such bonus will be subjectively determined by majority vote of the Compensation Committee of the Board of Directors of the Corporation, with members of the Gleason family or any other interested director abstaining. Such bonus will be based on, among other things, individual merit and performance, taking into account Gleason's contribution to the overall success of the Corporation and its subsidiaries and various measures of corporate performance including long-term growth in deposits, loans and assets, return on average assets, return on average stockholders' equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate by the Compensation Committee. As used herein, the term "Net Income" means, for a fiscal year, the Corporation's income after federal and state income taxes. Each bonus shall be payable to Gleason no later than the end of the first quarter of the succeeding fiscal year.

     2. Except as explicitly amended hereby, all other terms, provisions and conditions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate original the day and year first above recited.

ATTEST:                                 BANK OF THE OZARKS, INC.


                                        By: /s/ Mark D. Ross
                                            -------------------------
/s/ Donna Quandt                            Mark D. Ross, President
----------------------------
Donna Quandt, Secretary

                                            /s/ George G. Gleason, II
                                            -------------------------
                                            George G. Gleason, II